Exhibit (e)

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	LIFE INSURANCE APPLICATION
720 E. WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53202	Page 1

LIFE INSURANCE APPLICATION

INSURED NAME (First, Middle Initial, Last)	POLICY NUMBER	EF550295

☐ Companion policies	☐ Life & Disability Application	☐ LTC Application	Plan Group Number
☐ APB Option	☐ Exam (NM, PME, MD) in Home Office

1	INSURED

Has an application or informal inquiry ever been made to Northwestern Mutual Life for annuity, life, long-term care or disability insurance on the life of the Insured?    ☐ Yes    ☐ No    If yes, the last policy number is

A.	B. ☐ MALE	C. BIRTHDATE (MM/DD/YYYY)
☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Other	☐ FEMALE

D.	E. TAXPAYER IDENTIFICATION NUMBER:
STATE OF BIRTH (or Foreign Country):

F. PRIMARY RESIDENCE:

STREET OR PO BOX:
CITY, STATE, ZIP (Country if other than U.S.A.):
E-MAIL ADDRESS:

2	APPLICANT

Select ONLY ONE: ☐ Insured at Insured’s Address OR ☐ Other (Complete A, B and C)

A.	☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Other _______________________________________	☐ MALE ☐ FEMALE
PERSONAL NAME:
(FIRST, MIDDLE INITIAL, LAST)

	RELATIONSHIP TO INSURED:______________________	BIRTHDATE:
MM / DD / YYYY
OR

BUSINESS/TRUST NAME:
TYPE OF ORGANIZATION: ☐ Trust ☐ Corporation ☐ Partnership ☐ Other type of Business

AUTHORIZED COMPANY
REP/TRUSTEE NAME:

B.	TAXPAYER IDENTIFICATION NUMBER:

C.	ADDRESS: STREET OR PO BOX:

CITY, STATE, ZIP (Country if other than U.S.A.):

E-MAIL ADDRESS:

3	PREMIUM PAYER

Select ONLY ONE: ☐ ISA (Omit A through D below)	OR	☐ Insured (Complete D only) ☐ Owner (Complete D only)	☐ Applicant (Complete D only) ☐ Other (Complete A, B, C and D)

A.	☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Other _______________________________________	☐ MALE ☐ FEMALE
PERSONAL NAME:
(FIRST, MIDDLE INITIAL, LAST)

BIRTHDATE:
MM / DD / YYYY

      OR

BUSINESS/TRUST NAME:

B. TAXPAYER IDENTIFICATION NUMBER:	C. DAYTIME TELEPHONE NUMBER:

Area Code ( )
Send premium and other notices regarding this policy to:
D. ADDRESS: ☐ Insured’s Address ☐ Applicant’s Address OR

STREET OR PO BOX:
CITY, STATE, ZIP (Country if other than U.S.A.):
E-MAIL ADDRESS:

90-1 L.I.(0198)	90 - 0001 - 50 (0105)

LIFE INSURANCE APPLICATION

EF550295

4	OWNER (CAUTION: A MINOR OWNER CANNOT EXERCISE POLICY RIGHTS.)

Select ONLY ONE:	☐Insured (Complete C only)	☐ Applicant (Complete C only)	☐ Other (Complete A, B and C)	☐ See attached supplement form

A. ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Other___________	☐ MALE

PERSONAL NAME: ___________________________________________________________	☐ FEMALE
FIRST, MIDDLE INITIAL, LAST

RELATIONSHIP TO INSURED:	BIRTHDATE:
MM/DD/YYYY

OR

BUSINESS/TRUST NAME:

RELATIONSHIP TO INSURED:

B. TAXPAYER IDENTIFICATION NUMBER:

C. ADDRESS: ☐ Insured’s Address ☐ Applicant’s Address ☐ Premium Payer’s Address OR
STREET OR PO BOX:
CITY, STATE, ZIP (Country if other than USA.):
E-MAIL ADDRESS:

5	SUCCESSOR OWNER - COMPLETE THIS SECTION ONLY IF THE OWNER IN QUESTION 4 IS THE APPLICANT AND A SUCCESSOR OWNER IS TO BE NAMED.
(CAUTION: A MINOR OWNER CANNOT EXERCISE POLICY RIGHTS)

Select ONLY ONE:

☐ A. If the Applicant dies before the Insured, the lnsured will be the Owner.
☐ B. If the Applicant dies before the Insured, the Owner will be:

NAME:
RELATIONSHIP TO THE INSURED
If both die before the Insured, the lnsured will be the Owner.

☐ C. The lnsured will become the Owner upon attaining the age of ____ years. If the Applicant dies before the Insured, the Owner will be:

NAME:
RELATIONSHIP TO THE INSURED

until the lnsured attains such age. Upon the lnsured attaining such age, or if both die before the Insured, the lnsured will be the Owner.

6	RESERVED

7	ADDITIONAL PURCHASE BENEFIT OPTION - COMPLETE THIS SECTION IF EXERCISING AN APB OPATION (NOTE: SMOKING QUESTIONNAIRE MAY BE REQUIRED)
A. List the policy number(s) and purchase amount(s) for each option being exercised:

Policy 1 __________________	Regular $ __________________	Advance $ __________________
Policy 2 __________________	Regular $ __________________	Advance $ __________________
Policy 3 __________________	Regular $ __________________	Advance $ __________________

B. If Advance Purchase, the event is: ☐ Marriage ☐ Birth of child ☐ Adoption of child

NAME OF SPOUSE OR CHILD:
	FIRST	MIDDLE INITIAL	LAST

Date and place of marriage, birth or final decree of adoption:
	MM/DD/YYYY	CITY	STATE

C. Is the amount applied for more than the additional purchase option amount available?	☐ Yes ☐ No
If yes, what is the excess amount to be underwritten? $ _________________

8	SPECIAL DATE - COMPLETE THIS SECTION ONLY IF A SPECIAL POLICY OLE IS BUNG REQUESTED

A. PREPAID:

☐ Short Term — Policy Date will coincide with ISA Payment Date (For monthly ISA only)
☐ Short Term to:		☐ Date to save age	☐ Backdate to
	MM/DD/YYYY			MM/DD/YYYY

B. NONPREPAID:

☐ Specified future date:		☐ Date to save age	☐ Backdate to
	MM/DD/YYYY			MM/DD/YYYY

90-1 L.I.(0198)

LIFE INSURANCE APPLICATION

INSURED NAME (First, Middle Initial, Last)	POLICY NUMBER	EF550295

9	POLICY APPLIED FOR
	FIRST POLICY INFORMATION			SECOND POLICY INFORMATION
	☐ APPLICATION SUPPLEMENT (required for CompLife, Variable, Universal Life Products) OR			☐ APPLICATION SUPPLEMENT (required for CompLife, Variable, Universal Life Products) OR
	A. PLAN:			A. PLAN:
	AMOUNT: $			AMOUNT: $
	B. ADDITIONAL BENEFITS:	☐	Waiver of Premium	B. ADDITIONAL BENEFITS:	☐	Waiver of Premium
	(benefit amount)	☐	Accidental Death $	(benefit amount)	☐	Accidental Death $
	(amount per option)	☐	Additional Purchase $	(amount per option)	☐	Additional Purchase $
		☐	Payor Benefit		☐	Payer Benefit
		☐	Indexed Protection		☐	Indexed Protection
		☐	Other		☐	Other
	C. ANNUAL DIVIDENDS:	☐	Reduce current premium	C. ANNUAL DIVIDENDS:	☐	Reduce current premium
		☐	Purchase paid-up additions		☐	Purchase paid-up additions
		☐	Accumulate at interest		☐	Accumulate at interest
		☐	Be paid in cash		☐	Be paid in cash
		☐	Be used for a combination of options above - complete form 18-1364-01		☐	Be used for a combination of options above - complete form 18-1364-01
	D. POLICY LOAN INTEREST RATE OPTION: ☐8% ☐Variable Rate			D. POLICY LOAN INTEREST RATE OPTION: ☐8% ☐Variable Rate
10	If an additional benefit cannot be approved, should			If an additional benefit cannot be approved, should
	the company issue a policy without the benefit? ☐Yes ☐ No			the company issue a policy without the benefit? ☐Yes ☐ No
11	Shall the Premium Loan provision, if available,			Shall the Premium Loan provision, if available,
	become operative according to its terms? ☐Yes ☐ No			become operative according to its terms? ☐Yes ☐ No
12	PREMIUM FREQUENCY:			PREMIUM FREQUENCY:
	☐Annually ☐ Semiannually ☐ Quarterly ☐Single			☐Annually ☐ Semiannually ☐ Quarterly ☐Single
13	RESERVED/14 RESERVED
15	BENEFICIARY

A. DIRECT		First, Middle Initial, Last	Relationship to Insured
BENEFICIARY	1.
	2.
	3.

BUSINESS ORGANIZATION
OR TRUST

B. CONTINGENT		First, Middle Initial, Last	Relationship to Insured
BENEFICIARY	1.	_______________________________________________________________________________	______________________
	2.	_______________________________________________________________________________	______________________
	3.	_______________________________________________________________________________	______________________

Box (1) or (2) may be selected to include all of the children or brothers and sisters without naming them, or to add to the contingent beneficiaries named. Box (3) may be selected to provide for the children of a deceased contingent beneficiary; use only if contingent beneficiaries are named and/or Box (1) or (2) is checked. NOTE: The word “children” includes child and any legally adopted child.

☐(1)and all (other) children of the Insured.

☐(2)and all (other) brothers and sisters of the Insured born of the marriage of or legally adopted by                                                   and                                                                                                before the insured’s death.

☐(3)any amount that would have been paid to a deceased contingent beneficiary, if living, will be paid in one sum and in equal Shares to the children of that contingent beneficiary who survive and receive payment.

C. FURTHER	First, Middle Initial, Last	Relationship to Insured
PAYEES	_______________________________________________________________________________	______________________
	_______________________________________________________________________________	______________________

D ☐ SEE ATTACHED SUPPLEMENT FORM (To be used in place of designations above.)

TRUSTEE AS BENEFICIARY if a trustee is named as a beneficiary and no qualified trustee makes claim to the proceeds, or to the present value of any unpaid payments under a payment plan, within one year after payment becomes due to the trustee, or if satisfactory evidence is furnished to the Company within that year showing that no trustee can qualify to receive payment, payment will be as provided in the contract as though the trustee had not been named. The Company will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee the Company will be fully protected against the claims of every other person. The Company will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

90-1 L.I.(0198)

LlFE INSURANCE APPLICATION

EF550295

16	RESERVED

17	CONDITIONAL LIFE INSURANCE AGREEMENT
	Has the premium for the policy applied for been given to the agent in exchange for the Conditional Life Insurance Agreement with the same number as this application?	☐ Yes ☐ No

18	INSURANCE HISTORY
	Has the Insured ever had life, disability or health insurance declined, rated, modified, issued with an exclusion rider, cancelled, or not renewed? If yes, explain in ADDITIONAL REMARKS.	☐ Yes ☐ No

19	When was the Insured’s last examination or application for life. disability or accidental death insurance?
	Month Year Company	OR ☐ None

20	Does the Insured have any other life insurance in force, pending or contemplated in other companies?
	If yes, indicate Company Name, Individual (Ind) or Group (Grp) and identify the amount of in Force, Pending or Contemplated.	☐ Yes ☐ No

LlFE INSURANCE AMOUNTS

Company Name	Ind or Grp	In Force Amount	Pending Amount	Contemplated Amount	Accidental Death Amount

21	As a result of this purchase will the values or benefits of any other life insurance policy or annuity contract, on any life, be affected in any way?	☐ Yes ☐ No

NOTE TO AGENT:	Values or benefits are affected if any question on the Definition of Replacement Supplement could be answered “yes.”

If “yes”, this transaction is a replacement of life insurance or annuity.

The agent must:
• submit sales materials, if required, and
• provide state required replacement disclosure notices signed and dated by the applicant.

The applicant must answer the questions:
• on the Definition of Replacement Supplement and
• A, B, and C below.

Will this insurance:
	A. replace Northwestern Mutual Life?	☐ Yes ☐ No
	B. replace other Companies?	☐ Yes ☐ No
	C. result in 1035 exchange?	☐ Yes ☐ No

22	RESERVED

ADDITIONAL REMARKS

90-1 L.I.(0198)

LIFE INSURANCE APPLICATION

INSURED NAME (First, Middle initial, Last)	POLICY NUMBER	EF550295

PERSONAL HISTORY QUESTIONNAIRE

23	Insured’s Marital Status: ☐ Single, Widowed or Divorced ☐ Married

24	A. lnsured is a citizen of: ☐ U.S.A. ☐ Other
If other: Type of Visa_________________________ Visa Number_________________________________

B. How many years has the Insured resided in the U.S.A. immediately prior to completing this application? ______ years

25	Does the Insured regularly travel outside the U.S.A. or have plans to leave the U.S.A. for travel or residence? ☐ Yes ☐ No
If yes, explain in the chart below.

Destination (List all Cities and Countries)	Number of Trips		Duration of Each Trip (No. of Days)	Departure Date (Month/Year)	Purpose of Trip
	Last 12 Months	Next 12 Months

26	A. What is the Insured’s occupation(s)?

What are the Insured’s duties?

B. Employers Name:

Address:

City State, Zip Code:

C. How long has the Insured been employed? _____________ years (If less than 2 years, explain in ADDITIONAL REMARKS)

QUESTIONS 27 THROUGH 30 ARE NOT REQIRED IF THE INSURED IS UNDER AGE 16.

27	Is the lnsured a member of, or does the lnsured plan on joining any branch of, the Armed Forces or reserve military unit? If yes, complete the Military Section.	☐ Yes ☐ No

28	Except as a passenger on a regularly scheduled flight, has the lnsured flown within the past 2 years, or does the Insured have plans to fly in the future? If yes, complete the Aviation Section.	☐ Yes ☐ No

29	In the past 2 years, has the lnsured participated in or does the lnsured have plans to participate in: racing (automobile, snowmobile, motorcycle, boat or go-cart). underwater or sky diving, hang gliding, bungee jumping, mountain or rock climbing, or rodeos? If yes, complete the Avocation Section.	☐ Yes ☐ No

30	A.What is the Insured’s automobile driver’s license number? #_________________________ State ____________ or, ☐ the lnsured does not have a driver’s license.

B.In the past 5 years, has the lnsured been in a motor vehicle accident, has the lnsured been charged with a moving violation of any motor vehicle law, or has the Insured’s driver’s license been restricted, suspended or revoked?

☐ Yes ☐ No

If yes, complete the chart below.

Date	Type and Details (Speeding, Reckless Driving, Driving While Intoxicated, Etc.)	Action (Citation. Fine, Etc.)	Accident (Yes or No)

ADDITIONAL REMARKS

90-1 L.I.(0198)

LIFE INSURANCE APPLICATION

The Insured consents to this application and declares that the answers and statements made on this application are correctly recorded, complete and true to the best of the Insured’s knowledge and belief. Answers and statements brought to the attention of the agent, medical examiner, or paramedical examiner are not considered information brought to the attention of the Company unless stated in the application. Statements in this application are representations and not warranties.

It is agreed that:

(1)	If the premium is not paid when the application is signed, no insurance will be in effect. The insurance will take effect at the time the policy is delivered and the premium is paid, if: the Insured is living at the time; and the answers and statements in the application are then true to the best of the Insured’s knowledge and belief.

(2)	If the premium is paid when the application is taken, no insurance will be in effect except as provided in the Conditional Life Insurance Agreement with the same number as this application.

(3)	If the policy is issued in an extra premium class, acceptance of the policy will amend it so that extended term insurance can be in force only if: the Company gives its consent; or the loan value is not large enough to grant a premium loan. If a premium is not paid within the grace period and extended term insurance cannot be in force, paid-up insurance will be selected.

(4)	No agent is authorized to make or alter contracts or to waive any of the Company’s rights or requirements.

INSURED’S AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize The Northwestern Mutual Life Insurance Company, its agents, employees, reinsurers, insurance support organizations and their representatives to obtain information about me to evaluate this application and to verify information in this application. This information will include: (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) occupation; (e) Income and financial history; (f) foreign travel; (g) avocations; (h) driving record; (i) other personal characteristics; and (j) other insurance. This authorization extends to information on the use of alcohol, drugs and tobacco; the diagnosis or treatment of HIV (AIDS virus) infection and sexually transmitted diseases; and the diagnosis and treatment of mental illness. During the time this authorization is valid it extends to information required to determine eligibility for benefits under any policy issued as a result of this application.

I authorize an person, including any physician, health care professional, hospital, clinic, medical facility, government agency including the Veterans and Social Security Administrations, the MIB, Inc., employer, business associates, consumer reporting agency, banker, accountant, tax preparer, or other insurance company, to release information about me to The Northwestern Mutual Life Insurance Company or its representatives on receipt of this authorization. The Northwestern Mutual Life Insurance Company or its representatives may release this information about me to translators, to reinsurers, to the MIB, Inc., or to another insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or as I further authorize.

I have received a copy of the Medical Information Bureau and Fair Credit Reporting Act notices. I authorize The Northwestern Mutual Life Insurance Company to obtain an investigative consumer report on me.

☐	I request to be interviewed if an investigative consumer report is done.

This authorization is valid for 30 months from the date it is signed. A copy of this authorization is as valid as the original and will be provided on request.

The Owner of the policy applied for herein certifies, under penalties of perjury, (1) that the Taxpayer identification Number given for the Owner on the second page of this application is the Owner’s correct Taxpayer Identification Number (or the Owner is waiting for a number to be issued) and (2) the Owner is not subject to backup withholding either because the Owner has not been notified by the Internal Revenue Service (IRS) that the Owner is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Owner that the Owner is no longer subject to backup withholding, and (3) that the Owner is a U.S. person (Includes U.S. citizen. resident alien, and others as defined by the IRS). (See Taxpayer Identification Number instructions.)

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

The signatures below apply to the authorization, the application, the Policy Application Supplement and the certification of Taxpayer Identification Number.

è		è
	Signature of INSURED (If other than Applicant and 15 years of age or over)		Signature of APPLICANT
Print name of Insured if under age 15.

è
	Signature of PARENT OR GUARDIAN		Signed by Applicant at CITY, COUNTY, STATE
(if other than Applicant and Insured is a minor)

è			DATE Signed by Applicant
	Signature of OWNER		MONTH DAY YEAR
(if other than Applicant or Insured)

è
Signature of LICENSED AGENT

90-1 L.I.(0198)

POLICY APPLICATION SUPPLEMENT FOR

FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INSURED:	{John J. Doe}

PLAN NAME:	Northwestern Mutual Executive Variable Universal Life

POLICY:

Specified Amount:	${350,000.00}
Death Benefit Option:	{Specified Amount (Option A)}
Definition of Life Insurance Test:	{Guideline Premium/Cash Value Corridor Test}
Death Benefit Guarantee Period:	{5 years}

Minimum Initial Premium:	${100.66]
Annual Benchmark Premium:	${603.96]

Planned Modal Premium:	${603.96]
Planned Premium Mode:	{Annual}

Underwriting Amount:	${350,000.00}
Illustrated Cumulative Premiums:
Years 1 – 5: ${3.019.80 }	Years 1 – 15: ${9,089.40}
Years 1 – 10: ${6.049.60}	Years 1 – 20: ${12.139.20}

The Death Benefit and the Cash Surrender Value of the Executive Variable Universal Life policy applied for may increase or decrease to reflect the investment experience of the Northwestern Mutual Variable Life Account 11.

For Administrative Use Only

Policy Number
Illustration No.

90-1.EVUL.Supp.(0107)	Page 1 of 4

ALLOCATION OF NET PREMIUMS

This section should be completed for all policies. This allocation will apply to all net premiums and loan repayments.

If dollar cost averaging is desired, complete this section and the monthly dollar cost averaging section.

For the purposes of dollar cost averaging, only allocations to the Money Market are utilized.

Allocation Model: {Northwestern Mutual - Aggressive)

Use whole percentages only.

Money Market	%
Aggressive Growth Stock	%
Balanced	%
Large Cap Core Stock	%
Growth Stock	%
High Yield Bond	%
Index 500 Stock	%
Franklin Templeton Intl Equity	%
Select Bond	%
Index 400 Stock	%
Small Cap Growth Stock	%
Russell Multi-Style Equity	%
Russell Aggressive Equity	%
Russell Non-US	%
Russell Real Estate Securities	%
Russell Core Bond	%
Asset Allocation	%
International Growth Stock	%
T. Rowe Price Small Cap Value	%
Capital Guardian Domestic Equity	%
AllianceBernstein Mid Cap Value	%
Janus Capital Appreciation	%
T. Rowe Price Equity Income	%
Fidelity VIP Mid Cap Portfolio	%
Total	100%

Automatic Portfolio Rebalancing? ☐ Yes ☒ No

    Frequency? (Select One)

☐	Annual	☐	Quarterly
☐	Semi-annually	☐	Monthly

If ‘Yes’, specify Beginning Date?         /        /                 (If a beginning date is not selected or if the date selected precedes the Initial Allocation Date, rebalancing will occur at the next available date based on the frequency selected following the Initial Allocation Date.

MONTHLY DOLLAR COST AVERAGING

Complete this section only if monthly dollar cost averaging is desired. Dollar cost averaging does not ensure a gain or protect against a loss in a declining market. Transfers for monthly dollar cost averaging do not count toward the twelve free transfers per policy year. There is no charge for dollar cost averaging. Choose one of the following options and indicate the desired allocation of transfers below:

☒	Option One: Transfer funds from the Money Market Division in monthly installments such that by the end of the policy year the balance is zero

☐	Option Two: Transfer the following amount from the Money Market Division each month until the balance is zero: $ .

Use whole percentages only.

Aggressive Growth Stock	%
Balanced	%
Large Cap Core Stock	%
Growth Stock	%
High Yield Bond	%
Index 500 Stock	%
Franklin Templeton Intl Equity	%
Select Bond	%
Index 400 Stock	%
Small Cap Growth Stock	%
Russell Multi-Style Equity	%
Russell Aggressive Equity	%
Russell Non-US	%
Russell Real Estate Securities	%
Russell Core Bond	%
Asset Allocation	%
International Growth Stock	%
T. Rowe Price Small Cap Value	%
Capital Guardian Domestic Equity	%
AllianceBernstein Mid Cap Value	%
Janus Capital Appreciation	%
T. Rowe Price Equity Income	%
Fidelity VIP Mid Cap Portfolio	%
Total	100%

Insured: {John J. Doe}

Illustration No.

90-1.EVUL.Supp.(0107)	Page 2 of 4

This page will not be required if the corporation is the Owner.

SUITABILITY

Northwestern Mutual is required to make the following inquiries for purposes of determining the suitability of this sale. All responses will be kept confidential.

I.	In addition to providing a benefit upon death, what is the purpose for this variable life insurance purchase?

(check all that apply)

☐	Choice and control in allocation of net premium and cash value

☒	Diversification within overall life insurance program

☐	Potential for higher rate of return than would be available with a traditional policy

☐	Other (specify)

2.	By whom will the purchase be funded? {John J. Doe}

3.	Applicant’s experience with the following:

☒	No investment experience

	None	Up to 5 Yrs	5 Yrs or More
Mutual Funds	______	______	______
Stocks	______	______	______
Bonds	______	______	______
Annuities	______	______	______
Variable Life Insurance	______	______	______

Approximate value of existing investments $

Insured: {John J. Doe}
Illustration No.

90-1.EVUL.Supp.(0107)	Page 3 of 4

This page will not be required if the corporation is the Owner.

I understand that any illustrations of death benefits and cash values I have been shown demonstrate how the Policy operates under a given set of assumptions and are not estimates or guarantees of future results. The illustrated values assume that non-guaranteed elements, such as policy charges and level investment returns, will not change. Given the volatility of the securities markets over time, the illustrated scenario is unlikely to occur and the policy’s actual Cash Value, Death Benefit, and certain expenses (which will vary with the investment performance of the portfolios) will be more or less than those illustrated. Actual experience will be different than assumed. The assumptions incorporated in an illustration include, but are not limited to, the following: premium payment amounts and frequencies, investment returns, expense charges, cost of insurance charges, loans, and withdrawals. Even a portfolio that averaged the same return as illustrated will produce values which will be more or less than those which were originally illustrated. If investment, expense, or mortality experience is less favorable than illustrated, a greater amount of premium may have to be paid in cash than what was shown on any sales document, including illustrations that assume a zero cash outlay in some years.

I understand that premiums may be paid at any time before the policy anniversary that is nearest the insured’s 121st birthday, except if the policy has been changed to Fixed Paid-Up insurance. I understand that Northwestern Mutual will not accept any premium that (a) causes this policy not to qualify as a life insurance policy under federal tax law; or (b) either exceeds the Illustrated Cumulative Premiums shown in this Application Supplement or increases the policy’s Death Benefit by more than it increases the Policy Value unless certain requirements are met as described in the policy.

I understand that the Death Benefit and the Cash Surrender Value of the Executive Variable Universal Life policy applied for may increase or decrease to reflect the investment experience of the Northwestern Mutual Variable Life Account II.

I understand that there is no guaranteed minimum Cash Surrender Value. During the Death Benefit Guarantee Period shown in your Policy, there is a Guaranteed Minimum Death Benefit and the Policy is guaranteed to remain in force provided that on each monthly processing date the cumulative premiums paid, less cumulative withdrawals and principal loan balance, is equal to or greater than the cumulative Monthly Benchmark Premiums. At issue, the Guaranteed Minimum Death Benefit equals the Specified Amount. The Guaranteed Minimum Death Benefit will change after issue if there is a change to the specified amount. A death benefit option change or other policy changes/transactions may result in changes to or termination of the Death Benefit Guarantee.

I acknowledge receipt of a current Northwestern Mutual Custom Variable Universal Life Prospectus dated
{December 31, 2006}, along with any supplements.
Date of Prospectus (Mo/Day/Yr)

{SIGNED} {John J. Doe}	{January 15, 2007}
Signature of Applicant	Date (Mo/Day/Yr)

Based on the information furnished by the applicant in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant. I further certify that a current prospectus was delivered and that no written sales materials other than those furnished by the Home Office were used.

{SIGNED {Norm O.Westin}	{Don O.Westin}
Signature of Licensed Agent	Signature of General Agent
(Registered Representative)

Insured: {John J. Doe)
Illustration No.

90-1.EVUL.Supp.(0107)	Page 4 of 4